Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Fourth Quarter 2018 And Full Year 2018 Results

•

Fourth quarter 2018 revenue of $774.3 million, and net income of $15.3 million, or $0.57 per diluted share.  On a non-GAAP[1] basis, fourth quarter 2018 net income was $26.9 million, or $1.01 per diluted share.

•	Higher fourth quarter Asset-Based revenue and an 88 percent increase in Asset-Based operating income versus last year.
•	For the first time, annual ArcBest consolidated revenue exceeded $3 billion; highest non-GAAP annual EPS in history.
•	Five-year ABF labor agreement and successful pricing actions among additional 2018 highlights.

FORT SMITH, Arkansas, January 30, 2019 — ArcBest® (Nasdaq: ARCB), a leading logistics company with creative problem solvers who deliver integrated solutions, today reported fourth quarter 2018 revenue of $774.3 million compared to fourth quarter 2017 revenue of $710.7 million.  Fourth quarter 2018 operating income was $37.2 million compared to operating income of $18.7 million last year.  Net income of $15.3 million, or $0.57 per diluted share compared to fourth quarter 2017 net income of $36.6 million, or $1.37 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $38.1 million in fourth quarter 2018 compared to fourth quarter 2017 operating income of $19.0 million.  On a non-GAAP basis, net income was $26.9 million, or $1.01 per diluted share, in fourth quarter 2018 compared to fourth quarter 2017 net income of $11.2 million, or $0.42 per diluted share.

“Strong fourth quarter results capped a year of significant achievements and financial performance at ArcBest including revenue topping $3 billion and the highest non-GAAP earnings per share in our history,” said Chairman, President & CEO Judy McReynolds.  “A thriving U.S. economy provided an excellent backdrop for us to proactively solve more of our customers’ supply chain needs through comprehensive logistics solutions. Careful account management and pricing initiatives to ensure we are compensated for the value we provide resulted in solid revenue growth and better account profitability in our Asset-Based business, and our Asset-Light business posted solid improvements in operating income.”

McReynolds stated that efforts to return to historic margins in the Asset-Based business gained momentum despite a tight labor market, even as U.S. unemployment reached record lows and driver shortages were the norm across the industry. “One of the major achievements of the year, a new five-year collective bargaining agreement with the International Brotherhood of Teamsters, provides us stability, low cost inflation and a strong foundation upon which to continue innovating on behalf of customers, and we are excited about the substantial growth opportunities that remain available to us across the organization,” McReynolds said.

1.	U.S. Generally Accepted Accounting Principles

Asset-Based

Results of Operations

Fourth Quarter 2018 Versus Fourth Quarter 2017

•	Revenue of $548.9 million compared to $497.0 million, a per-day increase of 10.4 percent.
•	Tonnage per day increase of 2.8 percent, with a high-single digit percentage increase in LTL-rated freight.
•	Shipments per day increase of 4.2 percent. Though total average weight per shipment declined, the average LTL-rated weight per shipment increased.
•

Total billed revenue per hundredweight increased 7.9 percent and was positively impacted by higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on LTL-rated freight was in the mid-single digits.

•	Operating income of $36.9 million and an operating ratio of 93.3 percent compared to operating income of $19.6 million and an operating ratio of 96.1 percent.

During the fourth quarter, ArcBest’s Asset-Based business continued to benefit from the positive effects of improved pricing combined with prudent management of costs.  Increases in revenue per hundredweight and average revenue per shipment continued to highlight the benefits of yield management initiatives implemented throughout the year.  Higher fuel surcharges also positively impacted quarterly revenue totals.  For the first time in 2018, both shipments and freight tonnage moving through the Asset-Based network increased versus the prior period.  This improved business trend contributed to freight handling efficiencies and higher operating income.   Average length of haul was below the previous fourth quarter due to changes in freight mix.

Asset-Light‡

Results of Operations

Fourth Quarter 2018 Versus Fourth Quarter 2017

•	Revenue of $243.8 million compared to $222.2 million, a per-day increase of 9.7 percent.
•	Operating income of $7.5 million compared to operating income of $5.5 million. On a non-GAAP basis, operating income of $7.8 million compared to $5.5 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $11.3 million compared to Adjusted EBITDA of $9.3 million.

In the Asset-Light ArcBest segment, an increase in average revenue per shipment and significant growth in the offering of managed logistics solutions contributed to higher fourth quarter revenue.  Despite a reduction in shipment levels, improved operating income resulted from cost control combined with higher net revenue associated with yield management of truckload brokerage shipments and continued success in offering managed transportation solutions to ArcBest customers.  At FleetNet, while total events increased, operating income was flat versus the prior year quarter reflecting the impact of changes in customer mix on margin per event.

Full Year 2018 Results

ArcBest’s revenue totaled $3.1 billion, the first time in history that consolidated revenue exceeded the $3 billion level, compared to $2.8 billion in 2017.    Net income was $67.3 million, or $2.51 per diluted share, compared to net income of $59.7 million, or $2.25 per diluted share in 2017.  On a non-GAAP basis, ArcBest had 2018  net income of $103.0 million, or $3.86 per diluted share compared to net income of $35.5 million, or $1.34 per diluted share in 2017.

During 2018, ArcBest increased shareholder returns through payment of an eight cent per share quarterly dividend and purchase of ArcBest shares valued at approximately $9.4 million.

Asset-Based

Results of Operations

Full Year 2018 Versus Full Year 2017

•	Revenue of $2.2 billion, compared to $2.0 billion in 2017, an average daily increase of 8.9 percent.
•	Tonnage per day was flat with 2017.
•	Shipments per day decrease of 3.2 percent related to pricing initiatives that began in late 2017.
•

Total billed revenue per hundredweight increased 9.2 percent and was impacted by pricing initiatives and higher fuel surcharges in 2018.  Excluding fuel surcharge, the percentage increase on LTL-rated freight was in the mid-single digits.

•

Operating income of $103.9 million and an operating ratio of 95.2 percent compared to $57.9 million and an operating ratio of 97.1 percent in 2017.  On a non-GAAP basis, operating income of $141.8 million and an operating ratio of 93.5 percent compared to operating income of $58.2 million and an operating ratio of 97.1 percent in 2017.

Asset-Light‡

Results of Operations

Full Year 2018 Versus Full Year 2017

•	Revenue of $976.2 million compared to $863.0 million in 2017, an average daily increase of 12.9 percent.
•	Operating income of $28.0 million compared to $23.0 million in 2017. On a non-GAAP basis, operating income of $26.5 million compared to $23.7 million in 2017.
•	Adjusted EBITDA of $43.4 million compared to $38.1 million in 2017.

Capital Expenditures

In 2018, total net capital expenditures, including equipment financed, equaled $134 million which was below previous expectations.  This included $90 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation.  Depreciation and amortization costs on property, plant and equipment were $104 million.

For 2019, total net capital expenditures are estimated to range from $170 million to $180 million. This includes revenue equipment purchases of approximately $90 million primarily for ArcBest’s Asset-Based operation.  The increase in the 2019 capital expenditure estimate is primarily associated with real estate projects, dock equipment, including forklifts, and technology investments.  ArcBest’s depreciation and amortization costs on property, plant and equipment in 2019 are estimated to range from $110 million to $115 million.

Closing Comments

“We entered 2018 anticipating a strong operating environment and for the most part, economic activity exceeded our expectations,” McReynolds said. “Tighter capacity persisted throughout the year, leading customers to turn to ArcBest for the assured capacity we have available through our own assets, owner operators and contract carriers. Our strategy to meet all types of supply chain needs through a combination of offerings helped us significantly grow revenue and profitability.”

McReynolds added that many initiatives to improve operations and offer a best-in-class customer experience are continuing and accelerating in 2019 and will benefit the company in all environments.

“Investing in technology, people and processes to best meet our customer needs in a changing marketplace remains a top priority,” McReynolds said. “As trusted supply chain experts, we have seen more and more customers turn to us for managed transportation solutions, an encouraging development that reinforces the strategic decisions we have made to enhance our approach to the market as a fully integrated logistics company.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2018 fourth quarter and full year results. The call will be on Thursday, January 31st at 10:30 a.m. ET (9:30 a.m. CT). Interested parties are invited to listen by calling (877) 256-8248. Following the call, a recorded playback will be available through the end of the day on March 15, 2019. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21913746. The conference call and playback can also be accessed, through March 15, 2019, on ArcBest’s website at arcb.com.

Call participants can submit questions this afternoon prior to the conference call by emailing them to ir@arcb.com.  On the call, responses will be provided to as many questions as possible in the time available.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than LogisticsSM.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2018 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the loss or reduction of business from large customers; the cost, timing, and performance of growth initiatives; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; greater than expected funding requirements for our nonunion defined benefit pension plan; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any recent or future acquisitions; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$774,279	$710,721	$3,093,788	$2,826,457

OPERATING EXPENSES (includes one-time charge)(1)(2)	737,117	691,982	2,984,690	2,765,109

OPERATING INCOME	37,162	18,739	109,098	61,348

OTHER INCOME (COSTS)
Interest and dividend income	1,554	388	3,914	1,293
Interest and other related financing costs	(2,926)	(1,932)	(9,468)	(6,342)
Other, net(2)(3)	(15,120)	(1,175)	(19,158)	(4,723)
	(16,492)	(2,719)	(24,712)	(9,772)

INCOME BEFORE INCOME TAXES	20,670	16,020	84,386	51,576

INCOME TAX PROVISION (BENEFIT)	5,371	(20,548)	17,124	(8,150)

NET INCOME	$15,299	$36,568	$67,262	$59,726

EARNINGS PER COMMON SHARE(4)
Basic	$0.59	$1.42	$2.61	$2.32
Diluted	$0.57	$1.37	$2.51	$2.25

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,707,335	25,637,568	25,679,736	25,683,745
Diluted	26,682,262	26,540,716	26,698,831	26,424,389

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.32	$0.32

1)	Includes a $37.9 million multiemployer pension fund withdrawal liability charge for the year ended December 31, 2018.
2)

Effective January 1, 2018, the Company retrospectively adopted an amendment to ASC Topic 715, Compensation – Retirement Benefits, which requires changes to the financial statement presentation of certain components of net periodic benefit cost related to pension and other postretirement benefits accounted for under ASC Topic 715. As a result of adopting this amendment, the service cost component of net periodic benefit cost continues to be included in Operating Expenses, but the other components of net periodic benefit cost, including pension settlement expense, are presented in Other Income (Costs) for the three months and year ended December 31, 2018 and 2017. The detail of the Company’s net periodic benefit costs will be presented in Note I to the consolidated financial statements included in Part II, Item 8 of the Company’s 2018 Annual Report on Form 10-K.

3)

Includes nonunion pension expense, including settlement, of $12.6 million and $18.2 million for the three months and year ended December 31, 2018, respectively, and $1.6 million and $6.1 million for the three months and year ended December 31, 2017, respectively. Pension settlements related to termination of the nonunion defined benefit pension plan began in fourth quarter 2018 and are expected to be complete in first quarter 2019.

4)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2018	2017
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$190,186	$120,772
Short-term investments	106,806	56,401
Accounts receivable, less allowances (2018 - $7,380; 2017 - $7,657)	297,051	279,074
Other accounts receivable, less allowances (2018 - $806; 2017 - $921)	19,146	19,491
Prepaid expenses	25,304	22,183
Prepaid and refundable income taxes	1,726	12,296
Other	9,007	12,132
TOTAL CURRENT ASSETS	649,226	522,349

PROPERTY, PLANT AND EQUIPMENT
Land and structures	339,640	344,224
Revenue equipment	858,251	793,523
Service, office, and other equipment	199,230	179,950
Software	138,517	129,589
Leasehold improvements	9,365	8,888
	1,545,003	1,456,174
Less allowances for depreciation and amortization	913,815	865,010
	631,188	591,164

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	68,949	73,469
DEFERRED INCOME TAXES	7,468	5,965
OTHER LONG-TERM ASSETS	74,080	64,374
	$1,539,231	$1,365,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$143,785	$129,099
Income taxes payable	1,688	324
Accrued expenses	243,111	210,484
Current portion of long-term debt	54,075	61,930
Current portion of pension and postretirement liabilities	8,659	753
TOTAL CURRENT LIABILITIES	451,318	402,590

LONG-TERM DEBT, less current portion	237,600	206,989
PENSION AND POSTRETIREMENT LIABILITIES, less current portion	31,504	39,827
OTHER LONG-TERM LIABILITIES	44,686	15,616
DEFERRED INCOME TAXES	56,441	49,157

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2018: 28,684,779 shares; 2017: 28,495,628 shares	287	285
Additional paid-in capital	325,712	319,436
Retained earnings	501,389	438,379
Treasury stock, at cost, 2018: 3,097,634 shares; 2017: 2,851,578 shares	(95,468)	(86,064)
Accumulated other comprehensive loss	(14,238)	(20,574)
TOTAL STOCKHOLDERS’ EQUITY	717,682	651,462
	$1,539,231	$1,365,641

Note:  The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2018	2017
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$67,262	$59,726
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	104,114	98,530
Amortization of intangibles	4,521	4,538
Pension settlement expense	12,925	4,156
Share-based compensation expense	8,413	6,958
Provision for losses on accounts receivable	2,336	4,081
Deferred income tax provision (benefit)	1,872	(10,213)
Gain on sale of property and equipment	(59)	(75)
Gain on sale of subsidiaries	(1,945)	(152)
Changes in operating assets and liabilities:
Receivables	(23,554)	(19,588)
Prepaid expenses	(2,988)	(64)
Other assets	(4,341)	(4,231)
Income taxes	12,169	(2,144)
Multiemployer pension fund withdrawal liability(1)	22,602	—
Accounts payable, accrued expenses, and other liabilities	52,020	10,393
NET CASH PROVIDED BY OPERATING ACTIVITIES	255,347	151,915

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(43,992)	(65,781)
Proceeds from sale of property and equipment	4,256	4,279
Proceeds from sale of subsidiaries	4,680	2,490
Purchases of short-term investments	(108,495)	(73,459)
Proceeds from sale of short-term investments	58,698	73,842
Capitalization of internally developed software	(10,097)	(9,840)
NET CASH USED IN INVESTING ACTIVITIES	(94,950)	(68,469)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	—	10,000
Payments on long-term debt	(71,260)	(68,924)
Net change in book overdrafts	262	(502)
Deferred financing costs	(202)	(937)
Payment of common stock dividends	(8,244)	(8,264)
Purchases of treasury stock	(9,404)	(6,019)
Payments for tax withheld on share-based compensation	(2,135)	(3,270)
NET CASH USED IN FINANCING ACTIVITIES	(90,983)	(77,916)

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	69,414	5,530
Cash and cash equivalents and restricted cash at beginning of period	120,772	115,242
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$190,186	$120,772

NONCASH INVESTING ACTIVITIES
Equipment financed	$94,016	$84,170
Accruals for equipment received	$2,807	$1,734

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2018		2017		2018		2017
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$548,941		$497,004		$2,175,585		$1,993,314

ArcBest	193,754		182,144		781,123		706,698
FleetNet	50,081		40,034		195,126		156,341
Total Asset-Light	243,835		222,178		976,249		863,039

Other and eliminations	(18,497)		(8,461)		(58,046)		(29,896)
Total consolidated revenues	$774,279		$710,721		$3,093,788		$2,826,457

OPERATING EXPENSES(1)
Asset-Based
Salaries, wages, and benefits	$279,419	50.9%	$271,577	54.6%	$1,128,030	51.9%	$1,125,131	56.5%
Fuel, supplies, and expenses	65,106	11.9	59,680	12.0	256,472	11.8	234,006	11.7
Operating taxes and licenses	12,865	2.4	12,041	2.4	48,792	2.2	47,767	2.4
Insurance	8,832	1.6	7,693	1.6	32,887	1.5	30,761	1.5
Communications and utilities	4,019	0.7	4,113	0.8	16,983	0.8	17,373	0.9
Depreciation and amortization	21,459	3.9	20,730	4.2	85,951	4.0	82,507	4.1
Rents and purchased transportation	61,920	11.3	51,461	10.4	242,252	11.1	206,457	10.4
Shared services(2)	57,504	10.5	47,545	9.6	218,290	10.0	185,257	9.3
Multiemployer pension fund withdrawal liability charge(3)	—	—	—	—	37,922	1.7	—	—
(Gain) loss on sale of property and equipment	112	—	(96)	—	(410)	—	(695)	—
Other	776	0.1	2,590	0.5	4,554	0.2	6,525	0.3
Restructuring costs(4)	—	—	76	—	—	—	344	—
Total Asset-Based	512,012	93.3%	477,410	96.1%	2,071,723	95.2%	1,935,433	97.1%

ArcBest
Purchased transportation	155,887	80.4%	146,184	80.2%	631,501	80.8%	563,497	79.7%
Supplies and expenses	3,039	1.6	3,822	2.1	13,329	1.7	15,087	2.1
Depreciation and amortization(5)	3,187	1.6	3,579	2.0	13,750	1.8	13,090	1.9
Shared services(2)	22,409	11.6	20,969	11.5	91,266	11.7	83,660	11.8
Other	2,170	1.1	2,924	1.6	9,143	1.2	11,116	1.6
Restructuring costs(4)	339	0.2	—	—	491	0.1	875	0.1
Gain on sale of subsidiaries(6)	—	—	—	—	(1,945)	(0.3)	(152)	—
	187,031	96.5%	177,478	97.4%	757,535	97.0%	687,173	97.2%
FleetNet	49,334	98.5%	39,247	98.0%	190,741	97.8%	152,864	97.8%
Total Asset-Light	236,365		216,725		948,276		840,037

Other and eliminations(7)	(11,260)		(2,153)		(35,309)		(10,361)
Total consolidated operating expenses	$737,117	95.2%	$691,982	97.4%	$2,984,690	96.5%	$2,765,109	97.8%

OPERATING INCOME(1)
Asset-Based	$36,929		$19,594		$103,862		$57,881

ArcBest	6,723		4,666		23,588		19,525
FleetNet	747		787		4,385		3,477
Total Asset-Light	7,470		5,453		27,973		23,002

Other and eliminations(7)	(7,237)		(6,308)		(22,737)		(19,535)
Total consolidated operating income	$37,162		$18,739		$109,098		$61,348

1)

As previously discussed in the Financial Data and Operating Statistics to this press release, the components of net periodic benefit cost other than service cost are presented within Other Income (Costs) in the consolidated financial statements for all periods presented and, therefore, excluded from the presentation of operating segment data within this table.

2)

Shared services represent costs incurred to support all segments, including sales, pricing, customer service, marketing, capacity sourcing functions, human resources, financial services, information technology, legal, and other company-wide services.

3)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
6)	Gains recognized for the year ended December 31, 2018 and 2017 relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
7)

“Other” corporate costs include restructuring charges of $0.6 million and $0.2 million for the three months ended December 31, 2018 and 2017, respectively, and $1.2 million and $1.8 million for the year ended December 31, 2018 and 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) “Other and eliminations” also includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$37,162	$18,739	$109,098	$61,348
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	—	37,922	—
Restructuring charges, pre-tax(2)	889	232	1,655	2,963
Gain on sale of subsidiaries(3)	—	—	(1,945)	(152)
Non-GAAP amounts	$38,051	$18,971	$146,730	$64,159

Net Income
Amounts on GAAP basis	$15,299	$36,568	$67,262	$59,726
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	—	28,161	—
Restructuring charges, after-tax(2)	657	142	1,223	1,810
Gain on sale of subsidiaries, after-tax(3)	—	—	(1,437)	(92)
Nonunion pension expense, including settlement, after-tax(4)	9,366	991	13,512	3,721
Life insurance proceeds and changes in cash surrender value	2,253	(699)	23	(2,642)
Deferred tax adjustment for 2017 Tax Reform Act(5)	(306)	(24,542)	(3,772)	(24,542)
Impact of 2017 Tax Reform Act on current tax expense(5)	(5)	(1,288)	(52)	(1,288)
Tax expense (benefit) from vested RSUs(6)	(386)	14	(711)	(1,215)
Alternative fuel tax credit(7)	—	—	(1,203)	—
Non-GAAP amounts	$26,878	$11,186	$103,006	$35,478

Diluted Earnings Per Share
Amounts on GAAP basis	$0.57	$1.37	$2.51	$2.25
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	—	1.05	—
Restructuring charges, after-tax(2)	0.02	0.01	0.05	0.07
Gain on sale of subsidiaries, after-tax(3)	—	—	(0.05)	—
Nonunion pension expense, including settlement, after-tax(4)	0.35	0.04	0.51	0.14
Life insurance proceeds and changes in cash surrender value	0.08	(0.03)	—	(0.10)
Deferred tax adjustment for 2017 Tax Reform Act(5)	(0.01)	(0.92)	(0.14)	(0.93)
Impact of 2017 Tax Reform Act on current tax expense(5)	—	(0.05)	—	(0.05)
Tax benefit from vested RSUs(6)	(0.01)	—	(0.03)	(0.05)
Alternative fuel tax credit(7)	—	—	(0.05)	—
Non-GAAP amounts(8)	$1.01	$0.42	$3.86	$1.34

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Gains recognized for the year ended December 31, 2018 and 2017 relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
4)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Pension settlements related to the plan termination began in fourth quarter 2018 and are expected to be complete in first quarter 2019.

5)	Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.
6)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three months and year ended December 31, 2018 and 2017.
7)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.
8)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2018
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$37,162	$(16,492)	$20,670	$5,371	$15,299	26.0%
Restructuring charges(1)	889	—	889	232	657	26.1
Nonunion pension expense, including settlement(2)	—	12,612	12,612	3,246	9,366	25.7
Life insurance proceeds and changes in cash surrender value	—	2,253	2,253	—	2,253	—
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	306	(306)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	5	(5)	—
Tax benefit from vested RSUs(4)	—	—	—	386	(386)	—
Non-GAAP amounts	$38,051	$(1,627)	$36,424	$9,546	$26,878	26.2%

	Three Months Ended December 31, 2017
		Other	Income Before	Income Tax
	Operating	Income	Income	Provision	Net	Effective
	Income	(Costs)	Taxes	(Benefit)	Income	Tax Rate
Amounts on GAAP basis	$18,739	$(2,719)	$16,020	$(20,548)	$36,568	(128.3)%
Restructuring charges(1)	232	—	232	90	142	38.8
Nonunion pension expense, including settlement(2)	—	1,622	1,622	631	991	38.9
Life insurance proceeds and changes in cash surrender value	—	(699)	(699)	—	(699)	—
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	24,542	(24,542)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	1,288	(1,288)	—
Tax expense from vested RSUs(4)	—	—	—	(14)	14	—
Non-GAAP amounts	$18,971	$(1,796)	$17,175	$5,989	$11,186	34.9%

	Year Ended December 31, 2018
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$109,098	$(24,712)	$84,386	$17,124	$67,262	20.3%
Multiemployer pension fund withdrawal liability charge(5)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(1)	1,655	—	1,655	432	1,223	26.1
Gain on sale of subsidiaries(6)	(1,945)	—	(1,945)	(508)	(1,437)	(26.1)
Nonunion pension expense, including settlement(2)	—	18,195	18,195	4,683	13,512	25.7
Life insurance proceeds and changes in cash surrender value	—	23	23	—	23	—
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	3,772	(3,772)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	52	(52)	—
Tax benefit from vested RSUs(4)	—	—	—	711	(711)	—
Alternative fuel tax credit(7)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$146,730	$(6,494)	$140,236	$37,230	$103,006	26.5%

	Year Ended December 31, 2017
		Other	Income Before	Income Tax
	Operating	Income	Income	Provision	Net	Effective
	Income	(Costs)	Taxes	(Benefit)	Income	Tax Rate
Amounts on GAAP basis	$61,348	$(9,772)	$51,576	$(8,150)	$59,726	(15.8)%
Restructuring charges(1)	2,963	—	2,963	1,153	1,810	38.9
Gain on sale of subsidiaries(6)	(152)	—	(152)	(60)	(92)	(39.5)
Nonunion pension expense, including settlement(2)	—	6,090	6,090	2,369	3,721	38.9
Life insurance proceeds and changes in cash surrender value	—	(2,642)	(2,642)	—	(2,642)	—
Deferred tax adjustment for 2017 Tax Reform Act(3)	—	—	—	24,542	(24,542)	—
Impact of 2017 Tax Reform Act on current tax expense(3)	—	—	—	1,288	(1,288)	—
Tax benefit from vested RSUs(4)	—	—	—	1,215	(1,215)	—
Non-GAAP amounts	$64,159	$(6,324)	$57,835	$22,357	$35,478	38.7%

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Pension settlements related to the plan termination began in fourth quarter 2018 and are expected to be complete in first quarter 2019.

3)	Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.
4)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three months and year ended December 31, 2018 and 2017.
5)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

6)	Gains recognized for the year ended December 31, 2018 and 2017 relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.
7)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2018		2017		2018		2017
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$36,929	93.3%	$19,594	96.1%	$103,862	95.2%	$57,881	97.1%
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	—	—	—	37,922	(1.7)	—	—
Restructuring charges, pre-tax(2)	—	—	76	—	—	—	344	—
Non-GAAP amounts	$36,929	93.3%	$19,670	96.1%	$141,784	93.5%	$58,225	97.1%

Asset-Light

ArcBest
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$6,723	96.5%	$4,666	97.4%	$23,588	97.0%	$19,525	97.2%
Restructuring charges, pre-tax(2)	339	(0.2)	—	—	491	(0.1)	875	(0.1)
Gain on sale of subsidiaries(3)	—	—	—	—	(1,945)	0.3	(152)	—
Non-GAAP amounts	$7,062	96.3%	$4,666	97.4%	$22,134	97.2%	$20,248	97.1%

FleetNet
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$747	98.5%	$787	98.0%	$4,385	97.8%	$3,477	97.8%
Restructuring charges, pre-tax(2)	—	—	—	—	—	—	—	—
Non-GAAP amounts	$747	98.5%	$787	98.0%	$4,385	97.8%	$3,477	97.8%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$7,470	96.9%	$5,453	97.5%	$27,973	97.1%	$23,002	97.3%
Restructuring charges, pre-tax(2)	339	(0.1)	—	—	491	(0.1)	875	(0.1)
Gain on sale of subsidiaries(3)	—	—	—	—	(1,945)	0.2	(152)	—
Non-GAAP amounts	$7,809	96.8%	$5,453	97.5%	$26,519	97.2%	$23,725	97.2%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(7,237)		$(6,308)		$(22,737)		$(19,535)
Restructuring charges, pre-tax(2)	550		156		1,164		1,744
Non-GAAP amounts	$(6,687)		$(6,152)		$(21,573)		$(17,791)

1)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Gains recognized for the year ended December 31, 2018 and 2017 relate to the sale of the ArcBest segment’s military moving businesses in December 2017 and 2016, respectively.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$15,299	$36,568	$67,262	$59,726
Interest and other related financing costs	2,926	1,932	9,468	6,342
Income tax provision (benefit)	5,371	(20,548)	17,124	(8,150)
Depreciation and amortization	26,936	26,247	108,635	103,068
Amortization of share-based compensation	2,228	1,888	8,413	6,958
Amortization of net actuarial losses of benefit plans and pension settlement expense(1)	12,138	1,493	15,893	8,064
Multiemployer pension fund withdrawal liability charge(2)	—	—	37,922	—
Restructuring charges(3)	889	232	1,655	2,963
Consolidated Adjusted EBITDA	$65,787	$47,812	$266,372	$178,971

1)

Includes settlement expense related to the nonunion pension plan of $11.3 million and $12.9 million (pre-tax) for the three months and year ended December 31, 2018, respectively, and $0.5 million and $4.2 million (pre-tax) for the three months and year ended December 31, 2017, respectively. Pension settlements related to the plan termination began in fourth quarter 2018 and are expected to be complete in first quarter 2019.

2)

ABF Freight, Inc. recorded a one-time charge in second quarter 2018 for the multiemployer pension plan withdrawal liability resulting from the transition agreement it entered into with the New England Teamsters and Trucking Industry Pension Fund.

3)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands, except percentages)

ArcBest
Operating Income	$6,723	$4,666	$23,588	$19,525
Depreciation and amortization(4)	3,187	3,579	13,750	13,090
Restructuring charges(5)	339	—	491	875
Adjusted EBITDA	$10,249	$8,245	$37,829	$33,490

FleetNet
Operating Income	$747	$787	$4,385	$3,477
Depreciation and amortization	306	266	1,140	1,089
Adjusted EBITDA	$1,053	$1,053	$5,525	$4,566

Total Asset-Light
Operating Income	$7,470	$5,453	$27,973	$23,002
Depreciation and amortization(4)	3,493	3,845	14,890	14,179
Restructuring charges(5)	339	—	491	875
Adjusted EBITDA	$11,302	$9,298	$43,354	$38,056

4)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.
5)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Non-GAAP Net Revenue

Management uses net revenue, defined as revenues less purchased transportation costs, as a key performance measure of our ArcBest segment which primarily sources transportation services from third-party providers. Non-GAAP net revenue margin for the ArcBest segment is calculated as net revenue divided by revenues.

	Three Months Ended			Year Ended
	December 31			December 31
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
ArcBest Segment	($ thousands)

Revenues	$193,754	$182,144	6.4%	$781,123	$706,698	10.5%
Less purchased transportation	155,887	146,184	6.6%	631,501	563,497	12.1%
Non-GAAP net revenue	$37,867	$35,960	5.3%	$149,622	$143,201	4.5%

Non-GAAP net revenue margin	19.5%	19.7%		19.2%	20.3%

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2018	2017	% Change	2018	2017	% Change
	(Unaudited)
Asset-Based

Workdays	61.5	61.5		252.0	251.5

Billed Revenue(1) / CWT	$34.90	$32.34	7.9%	$34.16	$31.27	9.2%

Billed Revenue(1) / Shipment	$430.36	$404.25	6.5%	$430.34	$381.55	12.8%

Shipments	1,266,334	1,215,433	4.2%	5,059,610	5,218,346	(3.0%)

Shipments / Day	20,591	19,763	4.2%	20,078	20,749	(3.2%)

Tonnage (Tons)	780,838	759,549	2.8%	3,187,088	3,183,228	0.1%

Tons / Day	12,697	12,350	2.8%	12,647	12,657	(0.1%)

Average Length of Haul (Miles)	1,029	1,046	(1.6%)	1,039	1,035	0.4%

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2018	December 31, 2018
	(Unaudited)
ArcBest(2)

Revenue / Shipment	5.0%	12.8%

Shipments / Day	(4.0%)	(5.9%)

2)

Presentation of operating statistics for the ArcBest segment has been revised to reflect the segment’s combined operations, including the expedite, truckload, and truckload-dedicated operations for which statistics were previously reported, as well as certain other service offerings of the segment.

###